UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As described in Item 5.02 below, the Compensation Committee of the Board of Directors of SL Industries, Inc. (the "Company") approved amendments to certain change-in-control agreements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the final regulations promulgated thereunder (collectively, "Section 409A") require that nonqualified deferred compensation arrangements subject to Section 409A be in form compliance no later than December 31, 2008. Accordingly, on December 22, 2008, the Compensation Committee of the Company’s Board of Directors approved amendments to certain Change-In-Control Agreements (the "Agreements"), including that certain Change-in-Control Agreement dated May 1, 2001, as amended May 1, 2004, between the Company and James C. Taylor, the Chief Executive Officer and President of the Company. The revisions make technical changes to the Agreements intended to comply with the regulations and guidance under Section 409A of the Internal Revenue Code of 1986, as amended. The terms of the amended Agreements are otherwise materially consistent with the pre-amendment Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc. (Registrant)

Date: December 23, 2008

	By:	/s/ David R. Nuzzo
		Name:	David R. Nuzzo
		Title:	Vice President and Chief Financial Officer